N E W S    R E L E A S E

Contact: Suzy W. Taylor
                866-652-1810

FirstCity Financial (FCFC) Completes Sale of Drive Interest for $86.8 Million, and
Announces Third Quarter 2004 Earnings of $.25 Per Share

Highlights:

•	FirstCity has completed the sale of its 31% interest in Drive Financial Services LP and Drive GP LLC (collectively “Drive”) which will have an estimated positive impact to the Company’s fourth quarter earnings of $54.4 million or $4.60 per diluted share (based on weighted average diluted shares outstanding at September 30, 2004)

•	FirstCity posted strong third quarter results, with earnings of $2.9 million, or $.25 per diluted share, bringing the year to date earnings to $11.1 million or $.94 per diluted share, as compared to 2003 year to date earnings of $.49 per diluted share.

•	FirstCity has largest quarter in portfolio acquisition investments in its history, investing a total of $27.4 million. The year to date invested equity of $49.0 million, more than doubled the total investments of $22.9 million made during 2003.

James T. Sartain, President and CEO of FirstCity said, “The completion of the Drive sale marks the culmination of FirstCity’s long term goal to return solely to the value investment business. The challenge ahead is to replace the Drive earnings. FirstCity believes it will be able to replace and grow earnings through reduced interest costs resulting from the reduction of debt, and by continuing to increase investments in portfolio purchases. We believe the opportunities for these investments are strong, both in the domestic and international marketplace. Considering our strong liquidity, highly motivated employee base and long time expertise, our outlook is very positive.”

Sale of Drive Interest

FirstCity completed the previously announced sale of its 31% interest in Drive and will recognize a gain of $54.4 million in the fourth quarter. The $86.8 million proceeds from the sale were primarily used to retire debt. As a result of the Drive sale, FirstCity and its senior lender are finalizing an increased revolving credit facility, which will have a maximum borrowing limit of $96 million as opposed to its current limit of $50 million.

Summary Sale information
(Dollars in millions)

Proceeds from Sale	$86.8
FirstCity’s book value of Drive	(24.4)
Fees	(8.0)

Net profit impact of sale	$54.4

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Third Quarter 2004 Results

The Company posted a strong quarter, with earnings of $2.9 million or $.25 per share on a fully diluted basis. For the nine months ended September 30, 2004, the Company has earned $11.1 million or $.94 per diluted share, as compared to prior year to date earnings of $ .49 per diluted share.

The effects of the Drive sale will be reflected in the fourth quarter results. However, because Drive represents the Consumer Lending Segment, which the Company is exiting, the Drive earnings for the third quarter were classified as “earnings from discontinued operations” in this release as well as the 10Q to be filed for the quarter. It should be noted that the gain of $54.4 million realized and the anticipated reduced interest costs, of course are not reflected in the third quarter. Therefore earnings from continuing operations as reflected in the third quarter financials are not a clear indicator of what earnings will be going forward.

Components of the results for the three and nine months ended September 30, 2004 and 2003, respectively, are detailed below (dollars in thousands except per share data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Portfolio Asset Acquisition and Resolution	$3,638	$3,005	$10,127	$9,418
Corporate interest	978	1,269	3,004	3,629
Corporate overhead	1,708	1,387	4,051	3,849

Earnings from continuing operations	952	349	3,072	1,940
Loss from discontinued mortgage operations	(950)	—	(1,200)	(420)
Earnings from discontinued consumer operations	2,906	1,491	9,184	4,118
Preferred Dividends	—	—	—	(133)

Net earnings to common stockholders	$2,908	$1,840	$11,056	$5,505

Diluted earnings per common share	$0.25	$0.16	$0.94	$0.49
Proforma earnings from continuing operations			$7,548
Proforma diluted earnings per common share from continuing operations			$0.64

The proforma consolidated balance sheet and statement of operations on pages 9 and 10 illustrate the effects of the Drive sale as if it had occurred at the beginning of the year.

Portfolio Asset Acquisition and Resolution

FirstCity’s equity investment for the quarter of $27 million was the highest in the history of the company. On a year to date basis, the company has invested $49 million, which is more than twice that invested in the comparable period for 2003. The Company acquired six portfolios; four in the United States, one in Mexico and one in Argentina during the third quarter of 2004.

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Current and historical acquisitions and invested equity are detailed below:

			Latin		Invested
	Domestic	Europe	America	Total	Equity
2004
3rd Quarter	$26.6	$—	$9.5	$36.1	$27.4
2nd Quarter	34.9	9.8	40.7	85.4	18.5
1st Quarter	6.5	—	.2	6.7	3.1

Year to Date 2004	$68.0	$9.8	$50.4	$128.2	$49.0

2003
4th Quarter	$46.7	$11.1	$—	$57.7	$7.6
3rd Quarter	39.3	—	—	39.3	3.9
2nd Quarter	6.7	20.1	5.4	32.2	11.4
1st Quarter	—	—	—	—	—

Total Year 2003	$92.6	$31.2	$5.4	$129.2	$22.9 *

Total Year 2002	$61.4	$98.7	$11.7	$171.8	$16.7

*	The Company invested $3.4 million in partnerships during 2003 in addition to the acquisitions above.

Operating contribution for the quarter was $3.6 million. The earnings are comprised of $8.8 million in revenues and $5.2 million of expenses. The business generated 53% of the revenues from domestic investments, 31% from investments in Latin America and 16% from investments in Europe. The major components of revenue for the quarter include equity earnings in Acquisition Partnerships and servicing entities of $3.7 million, servicing fees of $3.3 million, and interest income of $.9 million.

Operating contribution from the Portfolio Asset Acquisition business for the quarter includes net foreign currency gains of $469,000, comprised of $174,000 in Mexican peso gains and $295,000 of foreign currency gains related to cash collections of certain Euro investments. Quarterly results have been, and continue to be, impacted by fluctuations in foreign currencies. The following table details these impacts on corporate earnings (dollars in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Illustration of the Effects of Currency Fluctuations	2004	2003	2004	2003
Net earnings to Common Stockholders as reported	$2,908	$1,840	$11,056	$5,505
Mexican Peso gains (losses)	174	(1,040)	(42)	(513)
Euro gains	295	415	853	805

Peso exchange rate at valuation date	11.58	10.93
Euro exchange rate at valuation date	0.82	0.86

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Consumer

Operating contribution for the quarter was $2.9 million, comprised of $3.7 million from the Company’s investment in Drive and $.8 million of interest, taxes and other expenses.

Discontinued Operations

The anticipated realizable value of the Company’s investment in discontinued mortgage operations decreased to $4.5 million, net of reserves of $216,000 at September 30, 2004. Additional provisions of $950,000 were required during the third quarter of 2004, primarily as a result of increased prepayment speed within the underlying pools during the quarter.

Payment of Dividend on New Preferred Stock

On September 30, 2004, the Company paid a regular quarterly dividend of $.525 per share on its New Preferred Stock (NASDAQ FCFCO). The dividend was paid to holders of record as of September 16, 2004. There are currently 126,291 shares of New Preferred Stock outstanding. The issue, which matures in September 2005, has a $21.00 per share liquidation preference and $2.10 per share annual dividend rate. The Company expects to make normal quarterly dividend payments of $.525 per share until the shares are retired.

Conference Call

The Company will host a conference call today. In the call, FirstCity management will discuss third quarter 2004 results, as well as the sale of the company’s 31% interest in Drive. Details are as follows:

Event:	FirstCity Financial Corporation Third Quarter 2004 Conference Call

Date:	Thursday, November 4, 2004

Time:	9:00 a.m. Central Time

Host:	James T. Sartain, FirstCity’s President and Chief Executive Officer

WebAccess:	FirstCity’s web page- www.fcfc.com/invest.htm,
CCBN’sInvestor websites- www.streetevents.com (subscribers only),
www.fulldisclosure.com

Dial In Access:	Domestic 800-261-3417
International 617-614-3673
Pass code - 68746447

Replay	Domestic 888-286-8010
International 617-801-6888
Pass code - 19428783

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Forward Looking Statements

Certain statements in this press release, which are not historical in fact, including, but not limited to, statements relating to future performance, may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, performance or achievements, and may contain the words “expect”, “intend”, “plan”, “estimate”, “believe”, “will be”, “will continue”, “will likely result”, and similar expressions. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. There are many important factors that could cause the Company’s actual results to differ materially.

These factors include, but are not limited to, the performance of the Company’s subsidiaries and affiliates, availability of portfolio assets, assumptions underlying portfolio asset performance, risks associated with foreign operations, currency exchange rate fluctuations, interest rate risk, risks of declining value of loans, collateral or assets; the degree to which the Company is leveraged, the Company’s continued need for financing, availability of the Company’s credit facilities, the impact of certain covenants in loan agreements of the Company and its subsidiaries, the ability of the Company to utilize net operating loss carry forwards, general economic conditions, foreign social and economic conditions, changes (legislative and otherwise) in the asset securitization industry; fluctuation in residential and commercial real estate values, capital markets conditions, including the markets for asset-backed securities, uncertainties of any litigation arising from discontinued operations; factors more fully discussed and identified under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” risk factors and other risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC on March 30, 2004, as well as in the Company’s other filings with the SEC.

Many of these factors are beyond the Company’s control. In addition, it should be noted that past financial and operational performance of the Company is not necessarily indicative of future financial and operational performance. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements.

The forward-looking statements in this release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

The Company is a diversified financial services company with operations dedicated to portfolio asset acquisition and resolution with offices in the U.S. and with affiliate organizations in France and Mexico. Its common (FCFC) and preferred (FCFCO) stocks are listed on the NASDAQ National Market System.

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FirstCity Financial Corporation
Summary of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Revenues:
Servicing fees from affiliates	$3,328	$3,574	$10,076	$11,167
Gain on resolution of Portfolio Assets	601	112	838	1,079
Equity in earnings of investments	3,656	3,162	10,470	8,609
Interest income from affiliates	674	501	1,735	2,327
Interest income — other	229	98	365	443
Other income	454	545	2,236	1,161

Total revenues	8,942	7,992	25,720	24,786
Expenses:
Interest and fees on notes payable to affiliates	1,979	1,770	5,359	5,277
Interest and fees on notes payable — other	107	20	278	134
Interest on shares subject to mandatory redemption	66	66	199	66
Salaries and benefits	3,673	3,823	11,227	11,417
Provision for loan and impairment losses	1	23	23	1
Occupancy, data processing, communication and other	2,141	2,168	5,374	5,886

Total expenses	7,967	7,870	22,460	22,781
Earnings from continuing operations before income taxes and minority interest	975	122	3,260	2,005
Income taxes	11	195	(145)	(24)

Earnings from continuing operations before minority interest	986	317	3,115	1,981
Minority interest	(34)	32	(43)	(41)

Earnings from continuing operations	952	349	3,072	1,940

Discontinued operations
Earnings from operations of discontinued components	2,211	1,515	8,666	3,757
Income taxes	(255)	(24)	(682)	(59)

Earnings from discontinued operations	1,956	1,491	7,984	3,698

Net earnings	2,908	1,840	11,056	5,638
Accumulated preferred dividends in arrears	—	—	—	(133)

Net earnings to common stockholders	$2,908	$1,840	$11,056	$5,505

Basic earnings per common share are as follows:
Earnings from continuing operations	$0.09	$0.03	$0.28	$0.16
Discontinued operations	0.17	0.13	0.71	0.33
Net earnings per common share	$0.26	$0.16	$0.99	$0.49
Wtd. avg. common shares outstanding	11,236	11,204	11,223	11,203

Diluted earnings per common share are as follows:
Earnings from continuing operations	$0.08	$0.03	$0.26	$0.16
Discontinued operations	0.17	0.13	0.68	0.33
Net earnings per common share	$0.25	$0.16	$0.94	$0.49
Wtd. avg. common shares outstanding	11,837	11,371	11,816	11,259

Selected Unaudited Balance Sheet Data

	September 30,	December 31,
	2004	2003
Cash	$5,265	$2,745
Portfolio assets, net	33,631	4,525
Loans receivable	19,445	17,313
Equity investments	55,868	57,479
Deferred tax asset, net	20,101	20,101
Service fees receivable and other assets	8,482	8,159
Consumer assets held for sale	36,773	15,667
Net assets of discontinued mortgage operations	4,388	6,150

Total assets	$183,953	$132,139

Notes payable to affiliates	101,641	72,628
Notes payable other	4,211	2,432
Preferred stock	2,652	3,846
Minority interest and other liabilities	6,632	5,132
Liabilities from discontinued consumer operations	30,096	19,132

Total liabilities	145,232	103,170
Total equity	38,721	28,969

Total liabilities and equity	$183,953	$132,139

FirstCity Financial Corporation
Supplemental Information
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Portfolio Asset Acquisition and Resolution:
Summary Operating Statement Data
Revenues	$8,815	$7,851	$25,249	$24,510
Expenses	5,176	4,823	15,099	15,091

Operating contribution before provision for loan and impairment losses	3,639	3,028	10,150	9,419
Provision for loan and impairment losses	1	23	23	1

Operating contribution, net of direct taxes	$3,638	$3,005	$10,127	$9,418

Aggregate purchase price of portfolios acquired:
Acquisition partnerships
Domestic	$26,586	$39,304	$68,072	$46,053
Latin America	9,467	—	50,267	5,400
Europe	—	—	9,837	20,055

Total	$36,053	$39,304	$128,176	$71,508

	Purchase	FirstCity's
Historical Acquisitions - Annual:	Price	Investment
2004 year to date	$128,176	$48,982
2003	129,192	22,944
2002	171,769	16,717
2001	224,927	24,319
2000	394,927	22,140
1999	210,799	11,203

	September 30,	September 30,
	2004	2003
Portfolio acquisition and resolution assets by region:
Domestic	$72,210	$40,515
Latin America	19,198	15,412
Europe	18,490	20,069

Total	$109,898	$75,996

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Revenues by region:
Domestic	$4,686	$4,109	$13,035	$13,903
Latin America	2,751	1,869	7,613	7,089
Europe	1,378	1,873	4,601	3,518

Total	$8,815	$7,851	$25,249	$24,510

Revenues by source:
Equity earnings	$3,656	$3,162	$10,470	$8,609
Servicing fees	3,328	3,574	10,076	11,167
Interest income — loans	868	590	2,033	2,748
Gain on sale of interest in equity investment	—	—	—	—
Gain on resolution of Portfolio Assets	601	112	838	1,079
Other	362	413	1,832	907

Total	$8,815	$7,851	$25,249	$24,510

FirstCity Financial Corporation
Supplemental Information
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Analysis of Equity Investments in Acquisition Partnerships:
FirstCity’s Average investment in Acquisition Partnerships
Domestic	$37,920	$34,186	$36,969	$33,483
Latin America	1,159	1,060	1,102	1,048
Europe	13,230	12,343	13,159	11,671
Europe-Servicing subsidiaries	4,549	3,777	4,549	3,641

Total	$56,858	$51,366	$55,779	$49,843

FirstCity Share of Equity Earnings (Loss):
Domestic	$2,420	$2,480	$6,963	$8,091
Latin America	(71)	(1,104)	(849)	(2,774)
Europe	1,157	1,631	3,730	2,818
Europe-Servicing subsidiaries	150	155	626	474

Total	$3,656	$3,162	$10,470	$8,609

Selected other data:
Average investment in wholly owned portfolio assets and loans receivable:
Domestic	$22,160	$6,014	$13,552	$7,921
Latin America	18,090	15,226	16,163	15,153
Europe	609	3,486	1,391	1,394

Total	$40,859	$24,726	$31,106	$24,468

Income from wholly owned portfolio assets and loans receivable:
Domestic	$863	$241	$1,309	$1,616
Latin America	600	414	1,513	2,147
Europe	6	47	49	64

Total	$1,469	$702	$2,871	$3,827

Servicing fee revenues:
Domestic partnerships:
$ Collected	$32,282	$24,171	$89,720	$88,865
Servicing fee revenue	1,192	1,121	3,453	3,703
Average servicing fee %	3.7%	4.6%	3.8%	4.2%
Latin American partnerships:
$ Collected	$26,352	$16,331	$61,447	$46,356
Servicing fee revenue	2,017	2,348	6,373	7,227
Average servicing fee %	7.7%	14.4%	10.4%	15.6%
Incentive service fees	$119	$105	$250	$237
Total Service Fees:
$ Collected	$58,634	$40,502	$151,167	$135,221
Servicing fee revenue	3,328	3,574	10,076	11,167
Average servicing fee %	5.7%	8.8%	6.7%	8.3%

Servicing portfolio (face value)
Domestic	$470,002	$384,476
Latin America	1,156,011	1,123,257
Europe	851,080	864,153

Total	$2,477,093	$2,371,886

Number of personnel at period end:
Domestic	62	58
Latin America	137	178

Total personnel	199	236

FirstCity Financial Corporation
Pro Forma Consolidated Balance Sheet at September 30, 2004
(Dollars in thousands)
(Unaudited)

		Pro Forma Adjustments
	Historical	(A)	(B)	Other		Pro Forma
Assets:
Cash and cash equivalents	$5,265	$86,800	$(85,148)	$(177)	(C)	$6,740
Portfolio Assets, net	33,631	—	—	—		33,631
Loans receivable from Acquisition Partnerships held for investment	19,445	—	—	—		19,445
Equity investments	55,868	—	—	—		55,868
Deferred tax asset, net	20,101	—	—	—		20,101
Service fees receivable from affiliates	886	—	—	—		886
Other assets, net	7,596	—	(553)	(27)	(C)	7,016
Drive assets held for sale	36,773	(30,502)	—	(6,271)	(D)	—
Net assets of discontinued operations	4,538	—	—	—		4,538

Total Assets	$184,103	$56,298	$(85,701)	$(6,475)		$148,225

Liabilities:
Notes payable to affiliates	$101,641	$—	$(63,854)	$—		$37,787
Notes payable other	4,211	—	(3,944)	—		267
Preferred stock subject to mandatory redemption	2,652	—	—	—		2,652
Minority interest	1,305	—	—	—		1,305
Liabilities from discontinued operations	30,096	(6,095)	(16,001)			8,000
Other liabilities	5,327	—	(386)	—	(C)	4,941

Total Liabilities	145,232	(6,095)	(84,185)	—		54,952

Stockholders’ equity:
Common stock	112	—	—	—		112
Paid in capital	99,288	—	—	—		99,288
Accumulated deficit	(62,716)	62,393	(1,516)	(204)	(C)	(8,314)
				(6,271)	(D)
Accumulated other comprehensive income	2,187	—	—	—		2,187

Total Stockholders’ Equity	38,871	62,393	(1,516)	(6,475)		93,273

Total Liabilities and Stockholders’ Equity	$184,103	$56,298	$(85,701)	$(6,475)		$148,225

(A)	Record proceeds of sale of FirstCity’s 31% interest in Drive.

(B)	Record $83.8 million pay down of debt and interest, payment of $1.3 million of debt fees to Bank of Scotland and write-off $1.3 million of unamortized loan fees relating to the paid off debt (net of $.7 million of new loan fees capitalized).

(C)	Record $204 thousand estimated closing costs less $27 thousand fees prepaid.

(D)	Record write-off remaining $6.3 million unamortized loan discount relating to $8.0 accrued participation liability owed to Bank of Scotland.

FirstCity Financial Corporation
Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2004
(Dollars in thousands)
(Unaudited)

		Pro Forma
		Adjustments
	Historical	(A)	Pro Forma
Revenues:
Servicing fees from affiliates	$10,076	$—	$10,076
Gain on resolution of Portfolio Assets	838	—	838
Equity in earnings of investments	10,470	—	10,470
Interest income from affiliates	1,735	—	1,735
Interest income — other	365	—	365
Other income	2,236	—	2,236

Total revenues	25,720	—	25,720

Expenses:
Interest and fees on notes payable to affiliates	5,359	(4,476)	883
Interest and fees on notes payable — other	278	—	278
Interest on shares subject to mandatory redemption	199	—	199
Salaries and benefits	11,227	—	11,227
Provision for loan and impairment losses	23	—	23
Occupancy, data processing, communication and other	5,374	—	5,374

Total expenses	22,460	(4,476)	17,984

Earnings from continuing operations before income taxes and minority interest	3,260	4,476	7,736
Provision for income taxes	(145)	—	(145)

Earnings from continuing operations before minority interest	3,115	4,476	7,591
Minority interest	(43)	—	(43)

Earnings from continuing operations	$3,072	$4,476	$7,548

Earnings from continuing operations per common share are as follows:
Basic	$0.28		$0.67
Diluted	$0.26		$0.64

Weighted average common shares outstanding
Basic	11,223		11,223
Diluted	11,816		11,816

(A)	To eliminate $4.5 million of additional interest and fees on notes payable that would not have been incurred if the transaction had been completed at the beginning of the period (interest savings from paydown of $67.8 million x average rate of 7.62% x .75 = $3,874 and amortization of loan fees of $602).